Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER SALES UP 23% TO $25.4 BILLION
Expects record holiday season
Majority of units shipped expected to be Prime
SEATTLE—(BUSINESS WIRE)—October 22, 2015—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2015.
Operating cash flow increased 72% to $9.8 billion for the trailing twelve months, compared with $5.7 billion for the trailing twelve months ended September 30, 2014. Free cash flow increased to $5.4 billion for the trailing twelve months, compared with $1.1 billion for the trailing twelve months ended September 30, 2014. Additional measures of free cash flow can be found in the “Supplemental Financial Information and Business Metrics.”
Common shares outstanding plus shares underlying stock-based awards totaled 489 million on September 30, 2015, compared with 481 million one year ago.
Net sales increased 23% to $25.4 billion in the third quarter, compared with $20.6 billion in third quarter 2014. Excluding the $1.3 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 30% compared to third quarter 2014.
Operating income was $406 million in the third quarter, compared with operating loss of $544 million in third quarter 2014.
Net income was $79 million in the third quarter, or $0.17 per diluted share, compared with net loss of $437 million, or $0.95 per diluted share, in third quarter 2014.

“For the first time, we’re recommending you bring home a six-pack for the whole family,” said Jeff Bezos, founder and CEO of Amazon.com. “At a price of $50 for one or $250 for a six-pack, Fire sets a new bar for what customers should expect from a low-cost tablet. This is one more step in our mission to bring customers premium products at non-premium prices. Fire is the #1 best-selling product on Amazon.com since launch, and based on the strength of the customer response, we are building millions more than we’d already planned.”
Highlights

•
Amazon introduced four new tablets, including Fire, which has the best display on any tablet under $50 and is also available for an even lower price when purchased in a six-pack; Fire HD, the incredibly thin and light 8” and 10.1” tablets designed from the ground up for entertainment; and Fire Kids Edition, a tablet built for kids and their parents — now under $100.

•
Amazon introduced three new Fire TV devices, all with Alexa integration. The new Fire TV is 75% more powerful and has the best-in-class Wi-Fi and 4K Ultra HD — and is still less than $100. The new Fire TV Stick with Voice Remote adds voice search — and costs less than $50. Fire TV Gaming Edition combines the new Fire TV, new game controller, a 32GB microSD card, and two games — Shovel Knight and Disney’s DuckTales — all for under $140.

•
Amazon launched Fire TV and Fire TV Stick for Japanese customers, which provides easy, instant access to Prime Video, Amazon Video, Hulu, GYAO!, Netflix, YouTube.com, Niconico, Video Market, and more. In addition to the device, Amazon launched Prime Video on Amazon.co.jp, exclusively for Prime members, with thousands of popular Japanese and U.S. movies and TV shows, anime series, music concerts, and variety shows, plus Amazon’s own award-winning originals.

•
Alexa, the brain behind Echo, continues to get smarter with new features including support for shared Google calendars, integration of additional connected home devices from SmartThings and Insteon, NCAA football scores and schedules, and more.

•
Amazon announced new investments from the $100 million Alexa Fund, including Petnet, the creator of the SmartFeeder, an app-enabled intelligent feeding appliance; Musaic, a high-resolution wireless HiFi system that combines home automation to create a connected smart home; and Rachio, maker of a smart sprinkler controller that helps customers intelligently water their yards.

•
Amazon Dash Button has received an overwhelmingly positive customer response and selection continues to grow; customers can now choose from over 500 products from 29 popular brands. Dash Replenishment Service (DRS) now includes 15 device makers, such as General Electric, Samsung, and Oster. The first DRS-enabled devices are expected to ship later this year.

•
Amazon announced Amazon Underground, a new app for Android phones that includes the same functionality of the Amazon mobile shopping app plus over ten thousand dollars’ worth of apps, games, and in-app items, for free.

•
Amazon Studios’ critically-acclaimed series, Transparent, won five Emmys, including Jeffrey Tambor’s award for Outstanding Lead Actor in a Comedy Series and Jill Soloway’s award for Outstanding Directing for a Comedy Series.

•
Amazon announced an agreement with Jeremy Clarkson, Richard Hammond, James May, and the trio’s longtime executive producer, Andy Wilman, to make a new car show exclusively for Prime members worldwide. The award-winning team has committed to three seasons.

•
Amazon Studios recently debuted new original series Red Oaks, Hand of God, and Wishenpoof, with more content coming soon, including the much anticipated The Man in the High Castle and season two of Transparent and Tumble Leaf. In addition, Amazon has announced 12 pilots that are scheduled to debut later this year.

•	Amazon.co.uk launched Prime Music, giving U.K. Prime members over one million songs and hundreds of playlists to stream and download for free.

•
Prime Music expanded its catalog in the U.S. and U.K. with the addition of artists from Universal Music Group, including Katy Perry, Lana Del Rey, Lady Gaga, The Weeknd, Of Monsters and Men, Ellie Goulding, and many more award-winning popular and legendary artists.

•
Prime Now added eight metro areas in the past quarter. Prime members can now choose from tens of thousands of daily essentials with free two-hour and paid one-hour delivery in 17 locations around the world.

•
Amazon launched Amazon Pantry in Japan and Germany. Amazon Pantry offers Prime members a different way to shop, allowing them to purchase daily essentials in everyday sizes and have items delivered for a low, flat-rate fee per Amazon Pantry box.

•	Amazon introduced Handmade at Amazon, featuring genuinely handcrafted products sold directly from artisans around the world.

•	Customers in both the U.K. and France rated Amazon as their top retailer based on separate surveys conducted by Havas and OC&C Strategy Consultants.

•
Amazon continues to expand its international categories with the launch of the Business, Industrial and Scientific Supplies store for Japan, U.K., Germany, France, Italy, and Spain with hundreds of thousands of items available for businesses. Additionally, Amazon launched Grocery for Italy, France, and Spain with thousands of food products and household essentials from local producers and international brands.

•
Amazon expects to create over 100,000 seasonal positions in North America, and over 40,000 across its European Fulfillment Network this holiday season. Last year, Amazon converted tens of thousands of temporary employees into regular, full-time roles, and expects to do the same this year.

•	Since the fulfillment center tour program launched last year, over 26,000 people have visited one of the 18 facilities where tours are offered worldwide.

•
Launched in late June, Amazon.com.mx has expanded selection to 32 million items, added three new categories, started offering monthly installments for select purchases, and expanded delivery on weekends and holidays to over 70% of zip codes in Mexico City.

•	Amazon.in continues to be India’s largest store with over 30 million products, having added an average of over 40,000 products a day so far in 2015.

•
In the past year, the number of sellers on the Amazon.in platform has increased more than 250%, and nearly 90% of Indian sellers are using Amazon’s logistics and warehousing services. To serve this growing storage need, Amazon.in has nearly tripled its fulfillment capacity year-over-year.

•	In the third quarter, active customers on Amazon.in grew over 230% year-over-year.

•	So far, Amazon.in’s 2015 Diwali season is our largest ever, with daily sales of approximately 4x the prior year.

•	Amazon launched Kindle Unlimited on Amazon.in with over one million titles for 199 rupees a month, less than the average price of a single print book.

•	Amazon Web Services (AWS) hosted re:Invent, its fourth annual customer and partner conference, with more than 19,000 attendees and 38,000 streaming participants.

•
Accenture and AWS announced the formation of the Accenture AWS Business Group, a team of dedicated professionals from both Accenture and AWS that will help enterprise customers more easily migrate their existing applications and build new applications for the AWS Cloud.

•
AWS introduced Amazon QuickSight, a very fast, cloud-powered business intelligence (BI) service that makes it easy for all employees, regardless of their technical skill, to build visualizations, perform ad-hoc analysis, and quickly get business insights from their data at 1/10th the cost of traditional solutions. QuickSight integrates automatically with AWS data services and uses a new, Super-fast, Parallel, In-memory Calculation Engine (“SPICE”) to perform advanced calculations, render visualizations rapidly, and scale to hundreds of thousands of users.

•
AWS launched new capabilities to make it faster, easier, and more cost-effective to move data from on-premises into the AWS Cloud. AWS Snowball is a petabyte-scale data transport appliance that can securely transfer 50 TB of data per appliance into and out of AWS for as little as 1/5th the cost of high-speed Internet. Amazon Kinesis Firehose is a fully-managed service that captures streaming data from hundreds of thousands of different sources and automatically loads it into Amazon S3 or Amazon Redshift for near real-time data analysis.

•
AWS announced new database tools and services that make it easier for enterprises to bring databases to AWS and break free from the cost and complexity of traditional commercial databases. The AWS Database Migration Service monitors the progress of database migrations, notifying customers of any issues and automatically provisioning a host replacement in the event of a failure. The AWS Schema Conversion Tool ports database schemas and stored procedures from one database platform to another, so customers can move their applications from Oracle and SQL Server to Amazon Aurora, MySQL, MariaDB, and soon PostgreSQL. In the first week after AWS re:Invent, more than 1,000 customers have signed up to use AWS’s new Database Migration Service.

•	In just four months since becoming generally available in July, Amazon Aurora has become the fastest-growing service in the history of AWS.

•
AWS launched AWS IoT, a managed cloud platform that lets billions of connected devices — such as mobile phones, cars, factory floors, aircraft engines, sensor grids, and more — easily and securely interact with cloud applications and other devices. AWS IoT can support trillions of messages, and can process, route, and keep track of those messages to AWS endpoints and to other devices reliably and securely, even when the devices aren’t connected.

•
AWS announced three new services and capabilities to make it easier for enterprises to build and manage secure, compliant applications on the AWS Cloud: Amazon Inspector is a service that automatically assesses how well customers’ applications follow security best practices and provides a detailed report to help fix any vulnerabilities found; AWS Config Rules is a new set of cloud governance capabilities that allow IT Administrators to define guidelines for provisioning and configuring AWS resources and then continuously monitor compliance with those guidelines; and AWS WAF is a web application firewall that protects applications from common web exploits by giving customers control over which traffic to allow or block to their web applications by defining customizable web security rules.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of October 22, 2015, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet and online commerce, and the various factors detailed below.
Fourth Quarter 2015 Guidance

•	Net sales are expected to be between $33.50 billion and $36.75 billion, or to grow between 14% and 25% compared with fourth quarter 2014.

•	Operating income is expected to be between $80 million and $1.28 billion, compared to $591 million in fourth quarter 2014.

•
This guidance includes approximately $620 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2:00 p.m. PT/5:00 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon.com opened on the World Wide Web in July 1995. The company is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire tablets, Fire TV, Amazon Echo, and Alexa are some of the products and services pioneered by Amazon. For more information, visit www.amazon.com/about.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2015	2014	2015	2014	2015	2014
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$10,269	$5,057	$14,557	$8,658	$5,258	$3,872
OPERATING ACTIVITIES:
Net income (loss)	79	(437)	114	(455)	328	(216)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization, including capitalized content costs	1,599	1,247	4,529	3,366	5,908	4,329
Stock-based compensation	544	377	1,513	1,089	1,921	1,414
Other operating expense (income), net	34	31	120	93	156	133
Losses (gains) on sales of marketable securities, net	2	(3)	4	(4)	4	(3)
Other expense (income), net	56	42	166	(16)	244	36
Deferred income taxes	(63)	(270)	(108)	(503)	76	(613)
Excess tax benefits from stock-based compensation	(95)	—	(212)	(121)	(96)	(199)
Changes in operating assets and liabilities:
Inventories	(1,537)	(845)	(844)	(54)	(1,983)	(1,383)
Accounts receivable, net and other	(588)	(362)	(577)	66	(1,681)	(1,173)
Accounts payable	2,030	1,724	(1,846)	(3,294)	3,207	1,834
Accrued expenses and other	143	4	(925)	(742)	525	847
Additions to unearned revenue	1,779	1,069	4,979	3,055	6,358	3,874
Amortization of previously unearned revenue	(1,373)	(811)	(3,805)	(2,353)	(5,144)	(3,175)
Net cash provided by (used in) operating activities	2,610	1,766	3,108	127	9,823	5,705
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(1,195)	(1,378)	(3,280)	(3,748)	(4,424)	(4,628)
Acquisitions, net of cash acquired, and other	(105)	(860)	(478)	(926)	(531)	(986)
Sales and maturities of marketable securities	1,045	1,439	1,890	2,994	2,244	3,509
Purchases of marketable securities	(1,122)	(147)	(2,732)	(920)	(4,354)	(1,339)
Net cash provided by (used in) investing activities	(1,377)	(946)	(4,600)	(2,600)	(7,065)	(3,444)
FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	95	—	212	121	96	199
Proceeds from long-term debt and other	33	28	260	379	6,241	628
Repayments of long-term debt and other	(181)	(84)	(712)	(331)	(894)	(371)
Principal repayments of capital lease obligations	(656)	(343)	(1,738)	(878)	(2,144)	(1,103)
Principal repayments of finance lease obligations	(21)	(13)	(95)	(68)	(163)	(73)
Net cash provided by (used in) financing activities	(730)	(412)	(2,073)	(777)	3,136	(720)
Foreign-currency effect on cash and cash equivalents	(63)	(207)	(283)	(150)	(443)	(155)
Net increase (decrease) in cash and cash equivalents	440	201	(3,848)	(3,400)	5,451	1,386
CASH AND CASH EQUIVALENTS, END OF PERIOD	$10,709	$5,258	$10,709	$5,258	$10,709	$5,258
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$7	$7	$177	$56	$212	$93
Cash paid for income taxes (net of refunds)	80	38	200	148	230	173
Property and equipment acquired under capital leases	1,047	1,158	3,385	2,794	4,599	3,347
Property and equipment acquired under build-to-suit leases	125	343	381	707	595	920

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net product sales	$18,463	$16,022	$52,650	$46,978
Net service sales	6,895	4,557	18,609	12,681
Total net sales	25,358	20,579	71,259	59,659
Operating expenses (1):
Cost of sales	16,755	14,627	47,310	42,080
Fulfillment	3,230	2,643	8,865	7,342
Marketing	1,264	993	3,496	2,806
Technology and content	3,197	2,423	8,971	6,639
General and administrative	463	406	1,357	1,110
Other operating expense (income), net	43	31	136	94
Total operating expenses	24,952	21,123	70,135	60,071
Income (loss) from operations	406	(544)	1,124	(412)
Interest income	13	9	37	31
Interest expense	(116)	(49)	(344)	(136)
Other income (expense), net	(56)	(50)	(187)	(23)
Total non-operating income (expense)	(159)	(90)	(494)	(128)
Income (loss) before income taxes	247	(634)	630	(540)
Benefit (provision) for income taxes	(161)	205	(498)	38
Equity-method investment activity, net of tax	(7)	(8)	(18)	47
Net income (loss)	$79	$(437)	$114	$(455)
Basic earnings per share	$0.17	$(0.95)	$0.24	$(0.99)
Diluted earnings per share	$0.17	$(0.95)	$0.24	$(0.99)
Weighted average shares used in computation of earnings per share:
Basic	468	463	467	461
Diluted	478	463	476	461
_____________
(1) Includes stock-based compensation as follows:
Fulfillment	$122	$93	$344	$278
Marketing	48	32	133	91
Technology and content	309	204	861	579
General and administrative	65	48	175	141

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income (Loss)
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss)	$79	$(437)	$114	$(455)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $4, $(1), $3, and $0	(56)	(248)	(170)	(209)
Net change in unrealized gains (losses) on available-for-sale securities:
Unrealized gains (losses), net of tax of $3, $2, $(5), and $1	(3)	(1)	3	2
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $(1), $(1), $(1), and $(1)	1	(2)	3	(2)
Net unrealized gains (losses) on available-for-sale securities	(2)	(3)	6	—
Total other comprehensive income (loss)	(58)	(251)	(164)	(209)
Comprehensive income (loss)	$21	$(688)	$(50)	$(664)

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
North America
Net sales	$15,006	$11,699	$42,208	$33,499
Segment operating expenses (1)	14,478	11,759	40,461	32,940
Segment operating income (loss)	$528	$(60)	$1,747	$559
International
Net sales	$8,267	$7,711	$23,577	$22,936
Segment operating expenses (1)	8,323	7,885	23,728	23,144
Segment operating income (loss)	$(56)	$(174)	$(151)	$(208)
AWS
Net sales	$2,085	$1,169	$5,474	$3,224
Segment operating expenses (1)	1,564	1,071	4,297	2,804
Segment operating income (loss)	$521	$98	$1,177	$420
Consolidated
Net sales	$25,358	$20,579	$71,259	$59,659
Segment operating expenses (1)	24,365	20,715	68,486	58,888
Segment operating income (loss)	993	(136)	2,773	771
Stock-based compensation	(544)	(377)	(1,513)	(1,089)
Other operating income (expense), net	(43)	(31)	(136)	(94)
Income (loss) from operations	406	(544)	1,124	(412)
Total non-operating income (expense)	(159)	(90)	(494)	(128)
Benefit (provision) for income taxes	(161)	205	(498)	38
Equity-method investment activity, net of tax	(7)	(8)	(18)	47
Net income (loss)	$79	$(437)	$114	$(455)
Segment Highlights:
Y/Y net sales growth:
North America	28%	23%	26%	24%
International	7	14	3	17
AWS	78	43	70	50
Consolidated	23	20	19	22
Net sales mix:
North America	59%	57%	59%	56%
International	33	37	33	39
AWS	8	6	8	5
Consolidated	100%	100%	100%	100%
______________________________

(1)	Excludes stock-based compensation and “Other operating expense (income), net,” which are not allocated to segments.

AMAZON.COM, INC.
Supplemental Net Sales Information
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net Sales:
North America
Media	$2,963	$2,734	$8,552	$8,022
Electronics and other general merchandise	11,840	8,793	33,077	24,988
Other (1)	203	172	579	489
Total North America	$15,006	$11,699	$42,208	$33,499
International
Media	$2,320	$2,510	$6,734	$7,532
Electronics and other general merchandise	5,901	5,160	16,705	15,260
Other (1)	46	41	138	144
Total International	$8,267	$7,711	$23,577	$22,936

Year-over-year Percentage Growth:
North America
Media	8%	5%	7%	10%
Electronics and other general merchandise	35	31	32	29
Other	18	20	19	19
Total North America	28	23	26	24
International
Media	(8)%	4%	(11)%	5%
Electronics and other general merchandise	14	20	9	24
Other	10	(18)	(4)	(1)
Total International	7	14	3	17
Year-over-year Percentage Growth, excluding the effect of foreign exchange rates:
North America
Media	9%	5%	7%	10%
Electronics and other general merchandise	35	31	33	29
Other	18	20	18	19
Total North America	29	23	26	24
International
Media	6%	3%	4%	4%
Electronics and other general merchandise	32	19	28	22
Other	26	(19)	11	(3)
Total International	24	13	20	15
______________________________

(1)	Includes sales from non-retail activities, such as certain advertising services and our co-branded credit card agreements.

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,709	$14,557
Marketable securities	3,719	2,859
Inventories	8,981	8,299
Accounts receivable, net and other	5,440	5,612
Total current assets	28,849	31,327
Property and equipment, net	20,636	16,967
Goodwill	3,529	3,319
Other assets	3,216	2,892
Total assets	$56,230	$54,505
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,437	$16,459
Accrued expenses and other	9,157	9,807
Unearned revenue	3,063	1,823
Total current liabilities	26,657	28,089
Long-term debt	8,243	8,265
Other long-term liabilities	8,900	7,410
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 492 and 488
Outstanding shares — 469 and 465	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	12,874	11,135
Accumulated other comprehensive loss	(675)	(511)
Retained earnings	2,063	1,949
Total stockholders’ equity	12,430	10,741
Total liabilities and stockholders’ equity	$56,230	$54,505

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$5,705	$6,842	$7,845	$8,980	$9,823	72%
Purchases of property and equipment (incl. internal-use software & website development) -- TTM	$4,628	$4,893	$4,684	$4,607	$4,424	(4)%
Principal repayments of capital lease obligations -- TTM	$1,103	$1,285	$1,537	$1,832	$2,144	94%
Principal repayments of finance lease obligations -- TTM	$73	$135	$132	$155	$163	125%
Property and equipment acquired under capital leases -- TTM	$3,347	$4,008	$4,246	$4,710	$4,599	37%
Free cash flow -- TTM (1)	$1,077	$1,949	$3,161	$4,373	$5,399	401%
Free cash flow -- TTM Y/Y growth (decline)	178%	(4)%	112%	321%	401%	N/A
Invested capital (2)	$18,715	$21,021	$23,090	$25,289	$27,425	47%
Free cash flow less lease principal repayments -- TTM (3)	$(99)	$529	$1,492	$2,386	$3,092	N/A
Free cash flow less finance lease principal repayments and capital acquired under capital leases -- TTM (4)	$(2,343)	$(2,194)	$(1,217)	$(492)	$637	N/A
Common shares and stock-based awards outstanding	481	483	483	488	489	2%
Common shares outstanding	463	465	466	468	469	1%
Stock awards outstanding	18	18	17	20	20	13%
Stock awards outstanding -- % of common shares outstanding	3.9%	3.8%	3.8%	4.4%	4.3%	N/A
Results of Operations
Worldwide (WW) net sales	$20,579	$29,328	$22,717	$23,185	$25,358	23%
WW net sales -- Y/Y growth, excluding F/X	20%	18%	22%	27%	30%	N/A
WW net sales -- TTM	$85,246	$88,988	$91,963	$95,808	$100,588	18%
WW net sales -- TTM Y/Y growth, excluding F/X	22%	20%	20%	22%	24%	N/A
Operating income (loss)	$(544)	$591	$255	$464	$406	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X	N/A	22%	90%	N/A	N/A	N/A
Operating margin -- % of WW net sales	(2.6)%	2.0%	1.1%	2.0%	1.6%	N/A
Operating income -- TTM	$97	$178	$287	$765	$1,715	N/A
Operating income -- TTM Y/Y growth (decline), excluding F/X	(94)%	(79)%	(56)%	35%	N/A	N/A
Operating margin -- TTM % of WW net sales	0.1%	0.2%	0.3%	0.8%	1.7%	N/A
Net income (loss)	$(437)	$214	$(57)	$92	$79	N/A
Net income (loss) per diluted share	$(0.95)	$0.45	$(0.12)	$0.19	$0.17	N/A
Net income (loss) -- TTM	$(216)	$(241)	$(405)	$(188)	$328	N/A
Net income (loss) per diluted share -- TTM	$(0.47)	$(0.52)	$(0.88)	$(0.41)	$0.69	N/A
______________________________

(1)	“Free cash flow” is defined as net cash provided by operating activities less cash expenditures for purchases of property and equipment, including internal-use software and website development.

(2)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt) over five quarter ends.

(3)
“Free cash flow less lease principal repayments” is defined as net cash provided by operating activities, less (i) purchases of property and equipment, including internal-use software and website development, (ii) principal repayments of capital lease obligations, and (iii) principal repayments of finance lease obligations. Free cash flow less lease principal repayments approximates the actual payments of cash for our capital and finance leases.

(4)
“Free cash flow less finance lease principal repayments and capital acquired under capital leases” is defined as net cash provided by operating activities, less (i) purchases of property and equipment, including internal-use software and website development, (ii) principal repayments of finance lease obligations, and (iii) property and equipment acquired under capital leases. In this measure, property and equipment acquired under capital leases is reflected as if these assets had been purchased for cash, which is not the case as these assets have been leased.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Y/Y % Change
Segments
North America Segment:
Net sales	$11,699	$17,333	$13,406	$13,796	$15,006	28%
Net sales -- Y/Y growth, excluding F/X	23%	21%	24%	26%	29%	N/A
Net sales -- TTM		$50,834	$53,432	$56,233	$59,540	24%
Operating income (loss)	$(60)	$733	$517	$703	$528	N/A
Operating income/loss -- Y/Y growth, excluding F/X			77%	111%	N/A	N/A
Operating margin -- % of North America net sales	(0.5)%	4.2%	3.9%	5.1%	3.5%	N/A
Operating income -- TTM		$1,292	$1,520	$1,893	$2,480	N/A
Operating margin -- TTM % of North America net sales		2.5%	2.8%	3.4%	4.2%	N/A
International Segment:
Net sales	$7,711	$10,575	$7,745	$7,565	$8,267	7%
Net sales -- Y/Y growth, excluding F/X	13%	12%	14%	22%	24%	N/A
Net sales -- TTM		$33,510	$33,371	$33,598	$34,154	3%
Net sales -- TTM % of WW net sales		38%	36%	35%	34%	N/A
Operating income (loss)	$(174)	$65	$(76)	$(19)	$(56)	(68)%
Operating income/loss -- Y/Y growth (decline), excluding F/X			N/A	N/A	N/A	N/A
Operating margin -- % of International net sales	(2.3)%	0.6%	(1.0)%	(0.2)%	(0.7)%	N/A
Operating income (loss) -- TTM		$(144)	$(188)	$(205)	$(86)	N/A
Operating margin -- TTM % of International net sales		(0.4)%	(0.6)%	(0.6)%	(0.3)%	N/A
AWS Segment:
Net sales	$1,169	$1,420	$1,566	$1,824	$2,085	78%
Net sales -- Y/Y growth, excluding F/X	43%	47%	49%	81%	78%	N/A
Net sales -- TTM		4,644	5,160	$5,977	$6,894	65%
Net sales -- TTM % of WW net sales		5%	6%	6%	7%	N/A
Operating income	$98	$240	$265	$391	$521	432%
Operating income -- Y/Y growth (decline), excluding F/X			(13)%	314%	353%	N/A
Operating margin -- % of AWS net sales	8.4%	16.9%	16.9%	21.4%	25.0%	N/A
Operating income -- TTM		660	680	$993	$1,417	N/A
Operating margin -- TTM % of AWS net sales		14.2%	13.2%	16.6%	20.6%	N/A
Consolidated Segments:
Operating expenses (5)	$20,715	$28,290	$22,011	$22,110	$24,365	18%
Operating expenses -- TTM (5)	$83,599	$87,180	$89,951	$93,126	$96,777	16%
Operating income (loss)	$(136)	$1,038	$706	$1,075	$993	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X	(151)%	22%	45%	168%	N/A	N/A
Operating margin -- % of Consolidated net sales	(0.7)%	3.5%	3.1%	4.6%	3.9%	N/A
Operating income -- TTM	$1,647	$1,808	$2,012	$2,682	$3,811	131%
Operating income -- TTM Y/Y growth (decline), excluding F/X	(12)%	(10)%	(1)%	34%	134%	N/A
Operating margin -- TTM % of Consolidated net sales	1.9%	2.0%	2.2%	2.8%	3.8%	N/A
______________________________

(5)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except inventory turnover, accounts payable days and employee data)
(unaudited)

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$2,734	$3,544	$2,969	$2,620	$2,963	8%
Media -- Y/Y growth, excluding F/X	5%	1%	5%	7%	9%	N/A
Media -- TTM	$11,536	$11,567	$11,711	$11,867	$12,096	5%
Electronics and other general merchandise	$8,793	$13,529	$10,250	$10,987	$11,840	35%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	31%	27%	31%	32%	35%	N/A
Electronics and other general merchandise -- TTM	$35,636	$38,517	$40,938	$43,559	$46,606	31%
Electronics and other general merchandise -- TTM % of North America net sales	74%	76%	77%	77%	78%	N/A
Other	$172	$260	$187	$189	$203	18%
Supplemental International Segment Net Sales:
Media	$2,510	$3,406	$2,320	$2,094	$2,320	(8)%
Media -- Y/Y growth, excluding F/X	3%	(1)%	2%	3%	6%	N/A
Media -- TTM	$11,246	$10,938	$10,615	$10,329	$10,140	(10)%
Electronics and other general merchandise	$5,160	$7,109	$5,378	$5,425	$5,901	14%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	19%	19%	21%	31%	32%	N/A
Electronics and other general merchandise -- TTM	$21,737	$22,369	$22,559	$23,072	$23,814	10%
Electronics and other general merchandise -- TTM % of International net sales	65%	67%	68%	69%	70%	N/A
Other	$41	$60	$47	$46	$46	10%
Balance Sheet
Cash and marketable securities -- ending	$6,883	$17,416	$13,781	$14,001	$14,428	110%
Inventory, net -- ending	$7,316	$8,299	$7,369	$7,470	$8,981	23%
Inventory turnover, average -- TTM	8.9	8.6	8.8	8.9	8.6	(3)%
Property and equipment, net -- ending	$15,702	$16,967	$17,736	$19,479	$20,636	31%
Accounts payable -- ending	$11,811	$16,459	$11,917	$12,391	$14,437	22%
Accounts payable days -- ending	74	73	70	74	79	7%
Other
WW shipping revenue	$1,048	$1,701	$1,299	$1,399	$1,494	43%
WW shipping revenue -- % of net sales (6)	5.4%	6.1%	6.1%	6.6%	6.4%	N/A
WW shipping costs	$2,020	$3,049	$2,309	$2,340	$2,720	35%
WW shipping costs -- % of net sales (6)	10.4%	10.9%	10.9%	11.0%	11.7%	N/A
WW net shipping costs	$972	$1,348	$1,010	$941	$1,226	26%
WW net shipping costs -- % of net sales (6)	5.0%	4.8%	4.8%	4.4%	5.3%	N/A
WW paid units -- Y/Y growth	21%	20%	20%	22%	26%	N/A
WW seller unit mix -- % of WW paid units	42%	43%	44%	45%	46%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	149,500	154,100	165,000	183,100	222,400	49%
______________________________

(6)	Includes North America and International segment net sales.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique e-mail addresses that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide — for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, www.amazon.com.mx, www.amazon.com.au, www.amazon.nl, www.diapers.com, www.shopbop.com and www.zappos.com — as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with AWS, certain acquisitions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Phil Hardin, 206/266-2171	Ty Rogers, 206/266-7180
www.amazon.com/ir	www.amazon.com/pr